SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (earliest event reported): December 15, 2016

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

001-14519 (Commission File Number)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Terminal 4, Room 262.089, Jamaica, NY 11430 (Address of principal executive offices) Issuer's Telephone Number: (718) 917-8052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2016, Baltia Air Lines, Inc., a New York corporation (the "Company" / "Lessee"), and KALITTA AIR LLC, a limited liability company ("Lessor"), entered into a legally binding letter of intent for the lease of one Boeing 767-300ER aircraft, serial number 26234, to be delivered on or before April 1, 2017 or as otherwise agreed, to Oscoda, Michigan, on terms to be determined following inspection of the aircraft by the Lessee and execution of an Aircraft Lease Agreement, for an initial term of 12 months, ..

The Company has deposited $10,000 as a refundable deposit to secure this letter of intent. Both parties will bear their own costs related to the transaction, and have agreed to secure approval of their respective corporate bodies within 10 days of the execution of the Lease Agreement.

This Letter of intent has been signed by D.C. Sanderlin, Vice President and General Manager of the Lessor, and by Anthony D. Koulouris, President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

By: / ____ signed ___ /
Name: Anthony D. Koulouris
Title: President

Date: __ December 21, 2016 __